UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 8, 2021

Date of Report (Date of earliest event reported)

Global Consumer Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40468	86-1229973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1926 Rand Ridge Court Marietta GA	30062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 939-9419

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GACQ	The Nasdaq Stock Market LLC
Warrants	GACQW	The Nasdaq Stock Market LLC
Units	GACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2021, the registration statement (File No. 333-253445) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Global Consumer Acquisition Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated June 8, 2021, by and between the Company and Kingswood Capital Markets, division of Benchmark Investments, LLC;

●	A Warrant Agreement, dated June 8, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Letter Agreement, dated June 8, 2021, by and between the Company’s officers, directors and shareholders;

●	An Investment Management Trust Agreement, dated June 8, 2021, by and between Continental Stock Transfer & Trust Company and the Company;

●	A Founder Share Forfeiture Agreement, dated June 8, 2021, by and between the Company and Global Consumer Acquisition LLC;

●	An Indemnity Agreement, dated June 8, 2021, by and among the Company and the directors and officers of the Company;

●	A Subscription Agreement, dated June 8, 2021, by and between the Company and Global Consumer Acquisition LLC;

●	A Registration Rights Agreement, dated June 8, 2021, by and among the Company and the initial shareholders of the Company; and

●	An Administrative Service Agreement, dated June 8, 2021, by and between the Company and ARC Group Limited.

On June 11, 2021, the Company consummated the IPO of 17,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”) and one half of one redeemable warrant (“Warrants”), with each whole warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $11.50 per share, subject to certain adjustment as described in the registrant’s final prospectus filed with the SEC on June 10, 2021. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $170,000,000. The Company granted the underwriters a 45-day option to purchase up to 2,550,000 additional Units to cover over-allotments, if any.

As of June 11, 2021, a total of $170,850,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of June 11, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Global Consumer Acquisition LLC of 431,510 units (the “Private Units”), generating total proceeds of $4,315,100.

The Private Units are identical to the Units sold as part of the public Units in this offering. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2021, in connection with the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 8, 2021, by and between the Company and Kingswood Capital Markets.

3.1	Amended and Restated Certificate of Incorporation.

4.1	Warrant Agreement, dated June 8, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.1	Letter Agreements, dated June 8, 2021, among the Company and the Company’s officers, directors and Initial Stockholders.

10.2	Investment Management Trust Agreement, dated June 8, 2021, by and between Continental Stock Transfer & Trust Company and the Company.

10.3	Founder Share Forfeiture Agreement, dated June 8, 2021, by and between the Company and Global Consumer Acquisition LLC.

10.4	Registration Rights Agreement, dated June 8, 2021, by and between the Company and Initial Stockholders.

10.5	Indemnity Agreements, dated June 8, 2021, by and among the Company and the directors and officers of the Registrant.

10.6	Subscription Agreement, dated June 8, 2021, by and between the Company and Global Consumer Acquisition LLC.

10.7	Administrative Service Agreement, dated June 8, 2021, by and between the Company and ARC Group Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2021

Global Consumer Acquisition Corp.

By:	/s/ Rohan Ajila
Name:	Rohan Ajila
Title:	Chief Executive Officer

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